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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Digene Corporation for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated August 20, 1999, with respect to the consolidated financial statements and schedule of Digene Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Washington, DC
November 19, 1999